Exhibit 24(b)(8.12)

Second Amendment to the Amended and Restated Selling and Services Agreement and Participation Agreement

     This First Amendment dated as of October 1, 2009 by and between ING Life Insurance and Annuity Company (“ING Life”), ING Institutional Plan Services, LLP (“ING Institutional”), ING Financial Advisers, LLC (“ING Financial”)(collectively “ING”), and Fred Alger & Company, Incorporated (“Distributor”), is made to the Amended and Restated Selling and Services Agreement and Fund Participation Agreement dated as of May 1, 2008, as amended February 5, 2009 (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the parties wish to make additional funds available under the Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Schedule B to the Agreement is hereby deleted in its entirety, and replaced with the attached Schedule B.

2. Schedule C to the Agreement is hereby deleted in its entirety, and replaced with the attached Schedule C.

     3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

ING LIFE INSURANCE AND		FRED ALGER & COMPANY, INCORPORATED
ANNUITY COMPANY
		By:	/s/ Hal Liebes
By:	/s/ Lisa S. Gilarde	Name:	Hal Liebes
Name: Lisa S. Gilarde		Title:	Chief Operating Officer, Chief Legal Officer
Title: Vice President

ING FINANCIAL ADVISERS, LLC		ING INSTITUTIONAL PLAN SERVICES, LLC

By:	/s/ David Kelsey	By:	/s/ Michelle Sheiowitz, Attorney in Fact
Name:	David Kelsey	Name: Michelle Sheiowitz, Attorney in Fact
Title: COO/VP		Title: Vice President

SCHEDULE B List of Available Funds

All Class A shares of Alger Funds

All Class I shares of Alger Funds

All Class I-2 shares of Alger Funds

All Class R shares of Alger Funds

SCHEDULE C Fee Schedule

As compensation for the services ING renders under the Agreement, Distributor will pay a fee to ING equal to on an annual basis the rate set forth below multiplied by the average daily value of the assets in ING accounts in the Funds.

Share Class	A	I	I-2	R
12b-1 Fees	____%	N/A	N/A	___%

Shareholder	N/A	___%	N/A	___%
Servicing Fees

Sub-Accounting	___%	___%	N/A	___%
Fees
Additional	___%	___%	___%	N/A
Payments from
Legitimate Profits of
Fred Alger
Management, Inc.

Total Fees	___%	___%	___%	___%